Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated May 14, 2010 relating to the consolidated financial statements and the effectiveness of internal control over financial reporting, which appears in SINA Corporation’s Annual Report on Form 20-F for the year ended December 31, 2009.

/s/ PricewaterhouseCoopers Zhong Tian CPAs Limited Company
PricewaterhouseCoopers Zhong Tian CPAs Limited Company
Beijing, People’s Republic of China

September 3, 2010